Law Offices

CHARLES A. CLEVELAND, P.S.

Suite 660

Rock Pointe Corporate Center

316 West Boone Avenue

Spokane, Washington 99201-2353

Phone (509) 326-1029

Fax (509) 326-1872

April 22, 2011

Board of Directors

Thunder Mountain Gold, Inc.
5248 West Chinden Boulevard
Boise, Idaho  83714

Re:

Thunder Mountain Gold, Inc.-- Registration Statement on Form S-1for an aggregate of 7,016,271  Shares of Common Stock

Gentlemen:

We have acted as counsel to Thunder Mountain Gold, Inc., a Nevada corporation (the “Company”), in connection with the registration by the Company of 7,016,271 shares of Common Stock, par value $0.001 per share, which are presently outstanding and which may be sold from time to time and on a delayed or continuous basis by the Selling Shareholders (the “Selling Shareholders Shares”) as more fully set forth in the Prospectus forming a part of the Registration Statement on Form S-1 (the “Registration Statement”), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).

This opinion is being furnished in accordance with the requirements of Item 27 of Form S-K and Item 601(b)(5)(i) of Regulation S-K and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Selling Shareholders Shares..

We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed necessary for purposes of this opinion. In rendering our opinion, we have assumed without inquiry the legal capacity of all natural persons, the genuineness of all signatures, and the authenticity of all documents submitted to us.  In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind.  We have relied upon the fact that with respect to the Selling Shareholder Shares, the Company received full consideration for the Selling Shareholder Shares prior to the issuance of the Selling Shareholder Shares.

We have assumed (a) the Registration Statement and any amendments thereto (including post-effective amendments) filed by the Company with respect to the Selling Shareholders Shares will have become effective under the Act; (b)  the resolutions authorizing the Company to issue, offer and sell the Common Stock to the Selling Shareholders, adopted by the Company’s board of directors,  were and are in full force and effect at all times at which the Selling Shareholders Shares were issued, offered or sold by the Company to the Selling Shareholders; and, (iii) the books and records of the Company are maintained in accordance with proper corporate procedures.

We have not undertaken any independent investigation to determine facts bearing on this opinion, and no inference as to the best of our knowledge of facts based on an independent investigation should be drawn from this representation.

Thunder Mountain Gold, Inc.

April 22, 2011

We are opining herein as to the General Corporation Law of the State of Nevada, and we express no opinion with respect to any other laws.

Based on the foregoing and in reliance thereon and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that the Selling Shareholders Shares were duly authorized by all necessary corporate action of the Company and were validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

This opinion is given as of the date hereof, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention, or any changes in laws which may hereafter occur.

Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to Thunder Mountain Gold, Inc., and/or Selling Shareholders Shares. This opinion letter is not a guaranty nor may one be inferred or implied.

Very truly yours,

CHARLES A. CLEVELAND, P.S.

By:     /s/ Charles A. Cleveland

Charles A. Cleveland

CAC:clw